                                                                     EXHIBIT 2.3

                AMENDED AND RESTATED COMPANY AFFILIATE AGREEMENT

     THIS AMENDED AND RESTATED COMPANY AFFILIATE AGREEMENT (this "Agreement") is
made and entered into as of April   , 2000, among VA Linux Systems, Inc., a
Delaware corporation ("Parent"), and the undersigned stockholder who may be deemed an affiliate ("Affiliate") of Andover.Net, Inc., a Delaware corporation ("Company") and hereby amends and restates the Company Affiliate Agreement among Parent, Affiliate and Company dated February 2, 2000. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Reorganization Agreement (as defined below).

                                    RECITALS

     A. The Company, Merger Sub (as defined below) and Parent have entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement") which provides for the merger (the "Merger") of a wholly-owned subsidiary of Parent ("Merger Sub") with and into the Company. Pursuant to the Merger, all outstanding capital stock of the Company (the "Company Capital Stock") shall be converted into the right to receive cash and Common Stock of Parent;

     B. Affiliate has been advised that Affiliate may be deemed to be an "affiliate" of the Company, as the term "affiliate" is used for purposes of Rule 144 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission"); and

     C. The execution and delivery of this Agreement by Affiliate is a material inducement to Parent to enter into the Reorganization Agreement.

     NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

     1. Acknowledgments by Affiliate. Affiliate acknowledges and understands that the representations, warranties and covenants by Affiliate set forth herein shall be relied upon by Parent, the Company and their respective affiliates, counsel and accounting firms, and that substantial losses and damages may be incurred by these persons if Affiliate's representations, warranties or covenants are breached. Affiliate has carefully read this Agreement and the Reorganization Agreement and has discussed the requirements of this Agreement with Affiliate's professional advisors, who are qualified to advise Affiliate with regard to such matters.

     2. Beneficial Ownership of Company Capital Stock. The Affiliate is the beneficial owner of shares of and vested options to purchase Company Capital Stock (the "Shares"). The Shares are not subject to any claim, lien, pledge, charge, security interest or other encumbrance (other than restrictions under the Securities Act (as defined below)) or to any rights of first refusal of any kind. There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Affiliate is party or by which it is bound obligating the Affiliate to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any Shares or obligating the Affiliate to grant or enter into any such option, warrant, call, right, commitment or agreement. The Affiliate has the sole right to transfer such Shares. The Shares are not subject to preemptive rights created by any agreement to which the Affiliate is party. All shares of Company Capital Stock and common stock of Parent ("Parent Common Stock") acquired by Affiliate in the Merger shall be subject to the provisions of this Agreement as if held by Affiliate as of the date hereof (excluding Parent Common Stock acquired in the open market).

     3. Compliance with Rule 145 and the Securities Act.

     (a) Affiliate has been advised that (x) the issuance of shares of Parent Common Stock in connection with the Merger is expected to be effected pursuant to a registration statement on Form S-4, and the resale of such shares shall be subject to restrictions set forth in Rule 145 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and (y) Affiliate may be deemed to be an affiliate of the

Company. Affiliate accordingly agrees not to sell, transfer or otherwise dispose of any Parent Common Stock issued to Affiliate in the Merger unless one of the following conditions is met: (i) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145(d) promulgated under the Securities Act; (ii) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Securities Act or an appropriate exemption from registration; (iii) Affiliate delivers to Parent a written opinion of counsel, reasonably acceptable to Parent in form and substance, that such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act; or (iv) an authorized representative of the Commission shall have rendered written advice to Affiliate to the effect that the Commission would take no action, or that the staff of the Commission would not recommend that the Commission take any action, with respect to the proposed disposition if consummated.

     (b) Parent shall give stop transfer instructions to its transfer agent with respect to any Parent Common Stock received by Affiliate pursuant to the Merger and there shall be placed on the certificates representing such Common Stock, or any substitutions therefor, a legend stating in substance:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 APPLIES AND MAY ONLY BE TRANSFERRED IN CONFORMITY WITH RULE 145(d) OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

The legend set forth above shall be removed (by delivery of a substitute certificate without such legend) and Parent shall so instruct its transfer agent, if Affiliate delivers to Parent (i) satisfactory written evidence that the shares have been sold in compliance with Rule 145 (in which case, the substitute certificate shall be issued in the name of the transferee), or (ii) an opinion of counsel, in form and substance reasonably satisfactory to Parent, to the effect that public sale of the shares by the holder thereof is no longer subject to Rule 145.

     4. Rule 144/145 Reporting. Parent shall, for a period of two (2) years from the date hereof, use commercially reasonable efforts to: (a) make and keep public information available (as such terms are understood and defined in Rule 144 under the Securities Act) and (b) file with the Commission in a timely manner all reports and other documents required of Parent under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (c) furnish to Affiliate promptly upon request a written statement as to its compliance with reporting requirements of Rule 144.

     5. Market Stand-Off Agreement.

     (a) Initial Lock-Up Restriction. The undersigned hereby agrees that during the period commencing on the date hereof and ending on the later of (i) the closing of the Merger and (ii) June 8, 2000, the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Parent Common Stock or securities convertible into or exchangeable or exercisable for any shares of Parent Common Stock, or publicly disclose the intention to make any such offer, sale, pledge or disposal without the prior written consent of Credit Suisse First Boston Corporation; provided, however, that the restrictions set forth in the immediately prior sentence shall not prohibit:

           (i) the undersigned from exercising an option, warrant or other convertible security into Parent Common Stock, where such exercise does not result in such security being held by any person or entity other than the undersigned;

           (ii) the undersigned, if an individual, from transferring any Parent Common Stock or rights to acquire Parent Common Stock either during his or her lifetime or on death by will or intestacy to his or her immediate family or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family where the person or entity receiving such transfer agrees to the same restrictions set forth in this Agreement; or

          (iii) transactions involving Parent Common Stock acquired by the undersigned in open market transactions following the consummation of the Merger.

     In furtherance of the foregoing, the Parent and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Parent Common Stock if such transfer would constitute a violation or breach of this Agreement.

     (b) Ongoing Market Stand Off. Each Affiliate also agrees in connection with a public offering of the Parent's securities that, upon request of the Parent or the underwriters managing any underwritten offering of the Parent's securities, the Affiliate shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Parent (other than those included in the registration and those that the Affiliate purchases in the public market or from underwriters in any secondary or follow-on offering by the Parent) without the prior written consent of the Parent or such underwriters, as the case may be, which consent may be withheld in their sole and absolute discretion, for such period of time beginning on the date of filing of such registration through 30 days from the effective date of such registration, provided that the officers, directors of the Parent who own securities of the Company and holders of 5% or more of the Parent's outstanding equity securities also agree to such restrictions; provided however, that the restrictions imposed by this sentence shall not apply to the Affiliate in connection with any follow-on or secondary public offering following the second anniversary of the Parent's initial public offering. The Affiliate agrees it shall enter into such underwriter's standard form of agreement with respect to such restrictions in form satisfactory to the Parent and such underwriter. The shares held by all constituent partners of any entity holding registration rights with respect to the Parents Common Stock shall be bound by this standoff agreement.

     In addition, each Affiliate also agrees that if it participates in a public offering of the Parent's securities that the Affiliate shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Parent (other than those included in the registration and those that the Affiliate purchases in the public market or from underwriters in any secondary or follow-on offering by the Parent) without the prior written consent of the Parent or such underwriters, as the case may be, which consent may be withheld in their sole and absolute discretion, for such period of time beginning on the date of filing of such registration through 90 days from the effective date of such registration, provided that the officers, directors of the Parent who own securities of the Company and holders of 5% or more of the Parent's outstanding equity securities also agree to such restrictions; provided however, that the restrictions imposed by this sentence shall not apply to the Affiliate in connection with any follow-on or secondary public offering following the second anniversary of the Parent's initial public offering.

     6. Termination. This Agreement shall be terminated and shall be of no further force and effect in the event of the termination of the Reorganization Agreement pursuant to Article VIII of the Reorganization Agreement.

     7. Miscellaneous.

     (a) Waiver; Severability. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto. In the event that any provision of this Agreement, or the application of any such provision to any person, entity or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     (b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other party hereto.

     (c) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     (d) Injunctive Relief. Each of the parties acknowledge that (i) the covenants and the restrictions contained in this Agreement are necessary, fundamental, and required for the protection of Parent and the Company and to preserve for Parent the benefits of the Merger; (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each of such covenants a special, unique, and extraordinary value; and (iii) a breach of any such covenants or any other provision of this Agreement shall result in irreparable harm and damages to Parent and the Company which cannot be adequately compensated by a monetary award. Accordingly, it is expressly agreed that in addition to all other remedies available at law or in equity, Parent and the Company shall be entitled to the immediate remedy of a temporary restraining order, preliminary injunction, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any such covenant or provision or to specifically enforce the provisions hereof.

     (e) Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     (f) Entire Agreement. This Agreement, the Reorganization Agreement and the other agreements referred to in the Reorganization Agreement set forth the entire understanding of Affiliate and Parent relating to the subject matter hereof and thereof and supersede all prior agreements and understandings between Affiliate and Parent relating to the subject matter hereof and thereof.

     (g) Attorneys' Fees. In the event of any legal actions or proceeding to enforce or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees, whether or not the proceeding results in a final judgment.

     (h) Further Assurances. Affiliate shall execute and/or cause to be delivered to Parent such instruments and other documents and shall take such other actions as Parent may reasonably request to effectuate the intent and purposes of this Agreement.

     (i) Third Party Reliance. Counsel to and independent auditors for Parent and the Company shall be entitled to rely upon this Affiliate Agreement.

     (j) Survival. The representations, warranties, covenants and other provisions contained in this Agreement shall survive the Merger.

     (k) Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

        If to Parent:

             VA Linux Systems, Inc.
             1382 Bordeaux Drive
             Sunnyvale, California 94089
             Attention: Chief Financial Officer
             Telephone: (408) 542-8600
             Facsimile: (408) 745-9152

        With a copy to:

             Wilson Sonsini Goodrich & Rosati, P.C.
             650 Page Mill Road
             Palo Alto, California 94304
             Attention: Bruce M. McNamara, Esq.
             Telephone: (650) 493-9300
             Facsimile: (650) 493-6811

        If to Affiliate:

             To the address for notice set forth
             on the signature page hereof.

     (l) Counterparts. This Agreement shall be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Affiliate Agreement to be duly executed on the day and year first above written.

VA LINUX SYSTEMS, INC.                           AFFILIATE

By:                                              By:
    -----------------------------------------    -----------------------------------------
Name: Larry M. Augustin                          Affiliate's Address for Notice:
Title: President and Chief Executive Officer     ---------------------------------------------
                                                 ---------------------------------------------
                                                 ---------------------------------------------

                    [SIGNATURE PAGE TO AFFILIATE AGREEMENT]
                                        6